UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2025

SCIENTURE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

(Address of Principal Executive Offices)

(866) 468-6535

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	SCNX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2025, Scienture Holdings, Inc., through its wholly-owned subsidiary Scienture, LLC (the “Company”), entered into an Exclusive Commercial and Supply Agreement (the “Agreement”) with Summit Biosciences Inc., a wholly-owned subsidiary of Kindeva Drug Delivery L.P. (“Kindeva”). Kindeva is a company engaged in the research, development, and manufacturing of pharmaceutical products. Pursuant to the Agreement, Kindeva granted the Company an exclusive, non-transferrable, non-sublicensable right and license to commercialize REZENOPY® (Nalaxone HCI Nasal spray 10mg/0.11mL) (the “Product”) within the United States and its territories. The Company intends to use the exclusive right and license to price, launch, promote, market, distribute, and educate the public on the Product.

Unless earlier terminated, the term of the Agreement will remain in effect for 10 years from the date of first commercial sale of the Product in the United States and its territories to an unaffiliated third-party. The Agreement will automatically renew for successive 1-year periods unless either party terminates the agreement in accordance with its terms. Either party may terminate the Agreement if (i) the other party materially breaches the Agreement and has not cured such breach during a period of 90 days following notice of the breach, (ii) the Product is withdrawn from the market as a result of any ruling or requirement by the United States Food and Drug Administration (the “FDA”), a voluntary recall by the FDA is issued, or there are material safety concerns that could significantly impact the commercial viability of the Product, or (iii) the Product is the subject of a mass tort liability action or is subject to material health and public safety concerns. The Company may terminate the Agreement upon 120 days prior written notice if the Company determines that the Product is compromised by an adverse and material change in the market or other adverse and material business conditions. The Agreement is also terminable by either party upon the occurrence of certain bankruptcy related events pertaining to the other party.

Pursuant to the Agreement, the Company is exclusively responsible, at its expense, for the commercializing the Product in the United States and its territories in a manner that maximizes the net sales of the Product. The Company has final and sole authority for the pricing of the Product, but has agreed to not reduce the sale price of the Product for reasons other than the impact of market demand for the Product, after taking into account all relevant factors.

Pursuant to the Agreement, Kindeva will retain control of all activities associated with manufacturing the Product, and be responsible for any non-clinical or clinical studies regard the Product. Kindeva will provide a copy of the New Drug Application for the Product (the “NDA”) to the Company as well as all related information and data necessary for the Company to commercialize the Product. Once the NDA is transferred to the Company, the Company will be responsible for maintaining the NDA and deal with any regulatory authorities regarding the advertising and marketing of the Product as well as any adverse drug experience reports for the Product that the Company directly receives. The initial supply price for the Product to the Company is $9.20 per unit. Kindeva may increase that price not more than once each calendar year after the launch of the Product to account for any increased manufacturing costs.

Under the Agreement, the Company and Kindeva agreed to form a joint steering committee within 30 days to oversee and coordinate their respective activities under the Agreement with respect to any additional regulatory or development requirements needed to obtain any regulatory approvals needed for the Company to fulfill its commercialization responsibilities. The joint steering committee will be comprised of four members, with 2 members to be appointed by each of the Company and Kindeva. The joint steering committee is responsible for establishing timelines for the launch of the Product, overseeing the development and commercialization of the Product, providing strategic direction and performance criteria, and resolving disputes that might arise under and in connection with the Agreement. The joint steering committee will meet 4 times per year, unless the Company and Kindeva agree to a different schedule. The joint steering committee must act by unanimous vote of the members present at a meeting, provided that at least 1 member from each of the Company and Kindeva must be present at such meeting, or may otherwise act by a written consent signed by all members.

In exchange for the exclusive rights to develop and commercialize the Products, the Company agreed to pay Kindeva certain milestone payments, net sales share payments, and NDA cost reimbursements, including:

●	A one-time commercial milestone payment of between $2.5 million and $10 million based on the achievement of certain pre-defined annual net sales targets;
●	Milestone payments totaling $1 million, $200,000 of which was due upon executing the Agreement, $300,000 of which is due within 3 months of executing the Agreement, $250,000 of which is due upon delivery of the initial commercial supply of the Product, and $250,000 of which is due 3 months after receipt of such commercial supply;
●	Profit-sharing payments representing 10% of the net sales by the Company of the Product, which will be reduced to 8% of the net sales on the market entry of a third party generic ANDA for the Product; and
●	Additional profit-sharing payments representing 5% of the net sales until the total cumulative payments equals Kindeva’s cost of developing and receiving NDA approval of the Product, which was $12.8 million as of the date of the Agreement.

Under the Agreement, the Company agreed to place minimum order quantities of the Product of 3 batches of 450,000 units per year beginning in 2027 or, alternatively, pay Kindeva $1.242 million per year unless the Company elects to terminate the Agreement pursuant to its terms.

The foregoing summaries of the Agreement does not purport to be complete and is qualified in its entirety by reference to the definitive Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K. The Agreement contains customary representations and warranties that the Company and Kindeva made to, and solely for the benefit of, the other party thereto in the context of all of the terms and conditions of the Agreement and in the context of the specific relationship between the parties. The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the Company and Kindeva or as stated therein and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On March 6, 2025, the Company issued a press release announcing the its intention to commercially launch the Product. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The corporate press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of such Section 18. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

The press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in the press releases include forward-looking statements within the meaning of applicable securities laws. Such forward-looking statements include, among others, statements regarding the Company’s projects, potential financial performance, and growth opportunities. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions are intended to identify certain of these forward-looking statements. These statements are based on the Company’s expectations and involve risks, uncertainties and other important factors that could cause the actual results performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Certain risks regarding the Company’s forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1*	Exclusive Commercial and Supply Agreement dated March 4, 2025, by and between Scienture, LLC and Summit Biosciences Inc.
99.1	Press Release dated March 6, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

* Exhibits and Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit and schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTURE HOLDINGS, INC.

	By:	/s/ Surendra Ajjarapu
Surendra Ajjarapu
Chief Executive Officer
Date: March 10, 2025